SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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WEBMETHODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

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July 29, 2003

Dear webMethods, Inc. Stockholders:

      You are cordially invited to attend the 2003 annual meeting of stockholders of webMethods, Inc. to be held on August 26, 2003 at 11:00 a.m. local time, at the Sheraton Premiere at Tysons Corner, 8661 Leesburg Pike, Vienna, Virginia 22180.

      The matters we expect will be acted upon at the meeting are described in the following Notice of Annual Meeting of Stockholders and proxy statement.

      Enclosed is the 2003 Annual Report of webMethods, including our Form 10-K for the year ended March 31, 2003.

      It is very important that you vote your shares. Please take time to vote your shares today. You may do this by completing, signing and mailing the enclosed proxy in the enclosed envelope or by following the alternative voting procedures described on the proxy. Returning the proxy or voting telephonically or via the Internet does not deprive you of your right to attend the meeting and to vote your shares in person. Please ensure that your vote is counted by voting your shares now.

      We look forward to greeting those of you who are able to attend.

Sincerely,

Phillip Merrick
Chairman of the Board
and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of webMethods, Inc.:

      The 2003 annual meeting of stockholders of webMethods, Inc. will be held on August 26, 2003 at 11:00 a.m. local time, at the Sheraton Premiere at Tysons Corner, 8661 Leesburg Pike, Vienna, Virginia 22180 for the following purposes:

1.	Electing three persons as Class I directors to hold office until the annual meeting of stockholders in 2006;

2.	Ratifying the appointment of PricewaterhouseCoopers LLP as webMethods’ independent public accountants for the year ending March 31, 2004; and

3.	Transacting such other business as may properly come before the meeting or any adjournment.

      Items 1 and 2 are more fully described in the proxy statement accompanying this Notice, which we urge you to read. Holders of record of webMethods common stock at the close of business on July 10, 2003, our record date, are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. The vote required for each of the proposals is set forth in the section of the proxy statement titled “Vote Required to Approve the Proposals.”

      Stockholders of webMethods are invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, sign and return the enclosed proxy card or follow the alternative voting procedures described on the enclosed proxy as promptly as possible. Doing so will help ensure that as many shares are represented as possible.

By Order of the Board of Directors,

Douglas W. McNitt
Secretary

Fairfax, Virginia

July 29, 2003

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

      This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of webMethods, Inc., a Delaware corporation, for use at the 2003 annual meeting of stockholders of webMethods, Inc. to be held on August 26, 2003 at 11:00 a.m. local time, at the Sheraton Premiere at Tysons Corner, 8661 Leesburg Pike, Vienna, Virginia 22180 or at any adjournment or postponement of that meeting. We are first mailing this proxy statement and the accompanying form of proxy to stockholders on or about July 29, 2003. We have enclosed an annual report for webMethods’ fiscal year ended March 31, 2003, including our annual report on Form 10-K.

Stockholders Entitled to Vote

      Stockholders of record of our common stock at the close of business on July 10, 2003, our record date, will be entitled to vote at the meeting. At the close of business on July 10, 2003, we had 52,009,227 shares of common stock outstanding and entitled to vote. Each of those shares entitles the holder to one vote for each matter to be voted upon at the meeting except for the election of directors, for which each share entitles the holder to one vote for each of the directors to be elected.

Vote Required to Approve the Proposals

      With respect to Proposal No. 1, three directors will be elected by a plurality of the votes duly cast on that matter. Proposal No. 2 requires the affirmative vote of a majority of votes duly cast on that matter. No proposal is conditioned upon the approval of any other proposal by the stockholders.

Votes Needed for a Quorum, Effect of Abstentions and Broker Non-Votes

      A majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the meeting. For purposes of determining the presence of a quorum, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded or who enter “broker non-votes” at the meeting, are considered stockholders who are present, and their shares count toward the quorum.

      On certain matters, brokers holding shares of record for customers are not entitled to vote on those matters unless they receive voting instructions from their customers. “Broker non-votes” means the votes that could have been cast on the matter in question if the brokers had received their customers’ instructions, and as to which the broker has notified webMethods on a proxy form in accordance with industry practice or has otherwise advised webMethods that it lacks voting authority.

      Abstentions and broker non-votes are deemed “present” but are not deemed “votes cast.” As a result, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors or the ratification of independent public accountants.

How to Vote the Proxy

      The proxy accompanying this proxy statement is solicited on behalf of the webMethods Board of Directors for use at the meeting. Stockholders of record or registered stockholders should vote proxies by mail, telephonically or via the Internet as follows:

•	By mail: Complete, date and sign the accompanying proxy and promptly mail it in the return envelope provided.

•	By telephone: Call the toll-free number indicated on the enclosed proxy and follow the recorded instructions.

•	By Internet: Go to the website indicated on the enclosed proxy and follow the instructions provided.

      If your shares are held beneficially or in “street” name through a nominee, such as a broker, financial institution or other holder of record, your vote may also be cast by telephone or by Internet if your financial institution offers those voting alternatives. Please follow the specific instructions provided by your nominee on your proxy. Stockholders submitting proxies or voting instructions by Internet should understand that there may be costs associated with Internet access, such as access charges from Internet service providers or telephone companies, that will be borne by the stockholder.

      Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held beneficially through a broker, financial institution or other holder of record and you wish to vote at the meeting, you must present at the meeting when you vote your shares a letter from your broker, financial institution or other holder of record confirming your beneficial ownership, as of July 10, 2003, of the shares you intend to vote.

      If you complete, sign and mail your proxy without indicating how you want to vote, your proxy will be counted as a vote to elect the three nominees as directors and in favor of ratifying the selection of independent accountants. If any other matter is presented at the meeting for consideration, the persons appointed as proxies will have discretion to vote on that matter in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote.

      All proper proxies that we receive prior to the vote being taken at the meeting will be voted as indicated on the proxy unless the proxy is revoked at the meeting. A proxy may be revoked by a stockholder of record by a written, dated document delivered to the General Counsel of webMethods prior to the meeting stating that the proxy is revoked; a subsequent proxy by the same person who voted the earlier proxy that is presented at or prior to the meeting; or attendance at the meeting and voting in person.

Solicitation of Proxies

      webMethods will pay the expenses of soliciting proxies to be voted at the meeting. In addition to soliciting proxies through the mail, directors, officers and employees of webMethods may solicit proxies in person or by telephone, telegram, fax, electronic mail or other means of communication. Directors, officers and employees will not receive additional compensation for their efforts during this solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. After the original mailing of the proxies and other solicitation materials, webMethods will request that brokers, financial institutions, custodians, nominees and other record holders of webMethods stock forward copies of the proxy and solicitation materials to beneficial owners for whom they hold shares. webMethods intends to reimburse these record holders for reasonable expenses incurred in forwarding these materials.

Adjournment of Meeting

      In the event that sufficient votes in favor of the proposals are not received by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies. Any adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

Other Business

      Our Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to our Board, no matters are to be brought before the meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted on each matter in accordance with the judgment of the persons voting such proxies.

Future Stockholder Proposals

      Stockholder proposals intended to be included in the proxy statement for our next annual meeting of stockholders should be sent to our General Counsel at 3930 Pender Drive, Fairfax, Virginia 22030. A stockholder proposal to be made at the 2004 annual meeting of stockholders must be received by our General Counsel not later than April 26, 2004. Our bylaws specify certain requirements concerning any stockholder proposal to be made at an annual meeting of stockholders; stockholders may obtain a copy of the current bylaws of webMethods by written request to our General Counsel.

Householding of Proxy Materials

      We have furnished with this proxy statement an annual report for our fiscal year ended March 31, 2003, including our annual report on Form 10-K for that year. Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. That means that only one copy of this proxy statement or our annual report may be sent to multiple stockholders in your household. Any stockholder who wishes to review our periodic securities filings on Forms 10-Q, 10-K or 8-K may view them on the website of the Securities and Exchange Commission at www.sec.gov, or on webMethods’ investor relations web page at www.webMethods.com/ir/, or may request a copy by writing to our General Counsel at 3930 Pender Drive, Fairfax, Virginia 22030. If you want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder if your shares are held for you by a bank, broker or other nominee, or you may contact us at the address above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Our Board of Directors is currently comprised of nine directors. The bylaws divide the Board of Directors into three classes: Class I, Class II and Class III, with members of each class serving three-year terms and the term of office of each class ending in successive years. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term or until its successors are duly elected and qualified. The terms of the Class I directors expire with this meeting, the terms of the Class II directors continue until the 2004 annual meeting and the terms of the Class III directors continue until the 2005 annual meeting. Each of the candidates nominated for election or re-election as a Class I director has been recommended for nomination by the Corporate Governance and Nominating Committee and nominated for election or re-election by our Board of Directors. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. webMethods is not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

Directors and Nominees

      The nominees for election as Class I directors at the meeting, and certain information about them, are set forth below.

Nominees for election as Class I directors at the meeting who will serve for a term expiring in 2006:

Name	Age	Current Position with webMethods

R. James Green	53	Director, Chief Scientist
William A. Halter	42	Nominee for election as Director
Robert Vasan(#)	37	Director

(#)	Member of the Compensation Committee.

      R. James Green has been a director of webMethods since August 2000. He served as Chief Technology Officer and Executive Vice President of webMethods from August 2000 through March 2003, and has served as webMethods’ Chief Scientist since April 2003. He has served as Chief Executive Officer of Composite Software, Inc., an enterprise information integration solutions provider, since April 2003. Before joining webMethods, Mr. Green co-founded and served as Chairman and Chief Executive Officer of Active Software, Incorporated, which webMethods acquired in August 2000. Prior to founding Active Software, Mr. Green established and managed the distributed objects program at Sun Microsystems, Inc., a provider of network computing products, where he was Director of Engineering from 1988 to 1995. Mr. Green holds a B.A. from Hanover College, an M.S. from North Carolina State University and an M.S. in Computer Science from San Jose State.

      William A. Halter is a nominee for election as a director of webMethods. He has been a management consultant since April 2001. From November 1999 through March 2001, he served as Deputy Commissioner, and later as Acting Commissioner, of the Social Security Administration, an agency of the U.S. government. From 1993 through November 1999, he served as a Senior Advisor in the Director’s Office, Office of Management and Budget, Executive Office of the President of the United States. Mr. Halter also served as Economist for the Joint Economic Committee of Congress and as Chief Economist of the Senate Finance Committee. Before entering public service, he was a management consultant at McKinsey and Company. Mr. Halter also serves on the board of directors of Akamai Technologies, Inc. and InterMune, Inc. He is a Trustee Emeritus and serves on several advisory councils of Stanford University. He is a Rhodes Scholar, and holds a Master of Philosophy in Economics from Oxford University and an A.B. in Economics and Political Science from Stanford University.

      Robert Vasan has been a director of webMethods since September 1998. He is a general partner of Mayfield Fund, a venture capital fund, where he has served as a partner since June 1998. In 1996 and

1997, Mr. Vasan was a private investor focusing on information technology companies. In 1997 and 1998, Mr. Vasan attended Harvard Business School. From 1994 to 1996, Mr. Vasan was Director of Technology for Risk Management Solutions, a software company. Mr. Vasan also serves as a director of Trigo Technologies, Inc. and Global Logistics Technologies, Inc. (GLog). Mr. Vasan holds a B.A.S. dual degree in Industrial Engineering and Economics from Stanford University and an MBA from the Harvard Business School.

      The incumbent Class II directors, whose terms expire in 2004, and certain information about them, are set forth below.

Name	Age	Current Position with webMethods

James P. Gauer(a)(b)	51	Director
Jack L. Lewis	58	Director
Gene Riechers(b)(c)	48	Director

(a)	Member of the Corporate Governance and Nominating Committee.

(b)	Member of the Audit Committee.

(c)	Member of the Compensation Committee.

      James P. Gauer has been a director of webMethods since August 2000. Since April 1999, he has served as a general partner of Palomar Ventures, a venture capital investment firm, and, from December 1992 to April 1999, he was a general partner of Enterprise Partners. Mr. Gauer served on the Board of Directors of Efficient Networks, Inc. prior to its acquisition by Siemens and is also a director of several privately held companies. Mr. Gauer holds a B.A. in Mathematics from the University of California, Los Angeles.

      Jack L. Lewis has been a director of webMethods since January 1997. Mr. Lewis also served as our corporate Secretary from January 1998 until May 2003. He has been a partner in the law firm of Shaw Pittman LLP since January 1999. Prior to joining Shaw Pittman LLP, Mr. Lewis was a stockholder in the law firm of Tucker, Flyer & Lewis, P.C., which he co-founded in 1975. Mr. Lewis holds an A.B. in History from Brown University and a J.D. from Cornell Law School.

      Gene Riechers has been a director of webMethods since November 1997. Since April 2002, Mr. Riechers has been a general partner of Valhalla Partners, a venture capital firm. From June 2001 to April 2002, he was a general partner of Broadreach Partners, which provided consulting services to emerging technology companies, and, from April to June 2001, he was an independent consultant to emerging technology companies. From 1996 to April 2001, Mr. Riechers served as a Managing Director of FBR Technology Venture Partners L.P., a venture capital fund. From December 1995 to December 1996, Mr. Riechers served as the Chief Financial Officer of CyberCash, Inc., an Internet transaction processing company. From September 1993 to December 1995, he served as Chief Financial Officer and Vice President, Business Development of Online Resources & Communications Corp., an online banking company. He has a B.S. in Accounting from Pennsylvania State University and an MBA from Loyola College.

      The incumbent Class III directors, whose terms expire in 2005, and certain information about them, are set forth below.

Name	Age	Current Position with webMethods

Gary J. Fernandes(1)(2)	59	Director
Jerry J. Jasinowski(1)(2)	64	Director
Phillip Merrick	40	Chairman of the Board and Chief Executive Officer

(1)	Member of the Corporate Governance and Nominating Committee.

(2)	Member of the Audit Committee.

      Gary J. Fernandes has been a director of webMethods since December 2002. He is Chairman of the Board of FLF Investments, an investment firm, Advisory Director of MHT Partners, an investment banking firm, and Partner of FLF Real Estates Ventures, a real estate investment firm. Mr. Fernandes served as Chairman of Groceryworks.com, an Internet-based home shopping service from 2000 to 2001, and served as Chief Executive Officer of that company from January 2000 to June 2001. In addition, Mr. Fernandes was a partner in Convergent Partners, Ltd., a venture capital partnership, from January to December 1999. Mr. Fernandes has held the positions of Vice Chairman, Senior Vice President and Director of Electronic Data Systems Corporation, an information technology service company, from 1996 to 1998, 1984 to 1996 and 1981 to 1998, respectively. From 1995 to 1998 he served as Chairman of A.T. Kearney, Inc. He is Governor of the Boys and Girls Clubs of America and Director of the Boys and Girls Clubs of Greater Dallas, Inc. He is a director of 7-Eleven, Inc., Anacomp, Inc., BancTec, Inc. and Computer Associates International, Inc. Mr. Fernandes holds a B.A. from Baylor University.

      Jerry J. Jasinowski has been a director of webMethods since July 2001. Since 1990, he has served as President of the National Association of Manufacturers, the largest US business advocacy and policy association. Mr. Jasinowski is also an author and commentator on economic, industrial and governmental issues. He is a director of Harsco Corporation and The Phoenix Companies, Inc. and serves on the advisory boards of several e-commerce companies. Mr. Jasinowski holds a B.A. in Economics from Indiana University, and an M.S. in Economics from Columbia University and is a graduate of the Harvard Business School’s Advanced Management Program.

      Phillip Merrick, the founder of webMethods, has served as Chairman of the Board and Chief Executive Officer since its inception in June 1996 and as President from its inception until August 2000. Before founding webMethods, he served from December 1994 to February 1996 as Vice President of Engineering at Open Software Associates, an Internet and graphic user interface tools company. From 1990 to 1994, Mr. Merrick was Director of Development at Magna Software Corporation. Mr. Merrick holds a B.S. in Computer Science from the University of Melbourne in Australia.

Board of Directors’ Meetings and Committees

      The Board of Directors met nine times, including telephone conference meetings, and acted once by written consent, during our fiscal year 2003. During that year, no current director attended fewer than 75% of the aggregate of (a) the total number of meetings of the board held while he or she was a director and (b) the total number of meetings held by all committees of the Board on which he or she then served.

      The Board of Directors has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. During our fiscal year 2003, our Board of Directors also established a Special Litigation Committee.

      Audit Committee. The Audit Committee is responsible for the selection of the independent auditors of webMethods, subject to ratification by the stockholders, and assists the Board of Directors in fulfilling its oversight responsibilities by reviewing and improving, as necessary, the financial reports and other financial information provided by webMethods, webMethods’ systems of internal controls and webMethods’ auditing, accounting and financial reporting processes generally.

      During our fiscal year 2003, the Audit Committee was comprised of Jerry Jasinowski (Chairman), James Gauer and Gene Riechers and met nine times, including telephone conference meetings. The Audit Committee was expanded in May 2003 to consist of four directors, and Gary Fernandes became a member at that time. The Audit Committee consists solely of directors who, in the opinion of the Board of Directors, are independent, as defined in Rules 4200(a)(15) and 4350(d)(2) of the National Association of Securities Dealers’ listing standards for the Nasdaq National Market. All Audit Committee members are able to read and understand fundamental financial statements. The Board of Directors has determined that James Gauer, Gene Riechers and Gary Fernandes (who joined the Audit Committee in May 2003) each qualify as an “audit committee financial expert” (as defined by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002).

      The Audit Committee recommended an amendment and restatement of its charter originally adopted in 2000. The Board of Directors in July 2003 adopted the form of charter recommended by the Audit Committee. The current charter of the Audit Committee is attached as Appendix A to this proxy statement, is posted on webMethods’ corporate governance web page on webMethods’ web site at www.webMethods.com, and is available upon written request to our General Counsel.

      Compensation Committee. The Compensation Committee reviews and makes recommendations regarding webMethods’ stock plans and makes decisions concerning salaries and incentive compensation for management. The Compensation Committee consists solely of directors who, in the opinion of the Board of Directors, are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards for the Nasdaq National Market. The Compensation Committee met informally on a number of occasions, held three formal meetings and took action by written consent six times during our fiscal year 2003. The Compensation Committee currently consists of Gene Riechers (Chairman), Betsy Atkins and Robert Vasan. Ms. Atkins is not seeking re-election as a director, and her successor on the Compensation Committee has not yet been determined.

      The Compensation Committee recommended adoption of a written charter fixing its composition, duties and responsibilities. The Board of Directors in July 2003 adopted the form of charter recommended by the Compensation Committee. The charter of the Compensation Committee is attached as Appendix B to this proxy statement, is posted on webMethods’ corporate governance web page on webMethods’ web site at www.webMethods.com and is available upon written request to our General Counsel.

      Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee considers and makes recommendations to the Board concerning the appropriate size, compensation, function and needs of our Board of Directors, including screening and nominating candidates to fill positions on the Board and recommending nominees for approval by our Board of Directors and stockholders. The Corporate Governance and Nominating Committee also assists the Board of Directors in fulfilling its oversight responsibilities regarding a code of ethics for webMethods’ executives and staff and Board of Directors, and corporate governance issues. The three nominees for election or re-election to the Board of Directors at the 2003 annual meeting of stockholders were recommended by the Corporate Governance and Nominating Committee.

      The Corporate Governance and Nominating Committee recommended adoption of a written charter fixing its composition, duties and responsibilities. The Board of Directors in July 2003 adopted the form of charter recommended by the Corporate Governance and Nominating Committee, which is attached as Appendix C to this proxy statement, is posted on webMethods’ corporate governance web page on webMethods’ web site at www.webMethods.com and is available upon written request to our General Counsel.

      The Corporate Governance and Nominating Committee recommended, and the Board of Directors adopted in July 2003, a Code of Ethics applicable to employees, executive officers and directors of webMethods. The current Code of Ethics is attached as Appendix D to this proxy statement, is posted on webMethods’ corporate governance web page on webMethods’ web site at www.webMethods.com and is available upon written request to our General Counsel. The Corporate Governance and Nominating Committee is responsible for administering the Code of Ethics, including determining whether any infraction of the Code of Ethics has been committed by any member of the Board of Directors or any of the principal executive officers of webMethods and determining whether to make any amendment to, or grant any waiver from, any provision of the Code of Ethics regarding the principal executive officer, principal financial officer or principal accounting officer or controller of webMethods or any person who performs a similar function for webMethods. It is currently anticipated that webMethods will satisfy the disclosure requirements under federal securities laws regarding any amendment to, or waiver from, any provision of the Code of Ethics regarding the principal executive officer, principal financial officer or principal accounting officer or controller of webMethods or any person performing a similar function by posting such amendment or waiver on webMethods’ corporate governance web page on webMethods’ web site at www.webMethods.com. The Corporate Governance and Nominating Committee recommended, and the

Board of Directors adopted in July 2003, Corporate Governance Guidelines which are posted on webMethods’ corporate governance web page on webMethods’ web site at www.webMethods.com.

      The Corporate Governance and Nominating Committee met informally on a number of occasions, held three formal meetings, including telephone conference meetings, and acted four times by written consent during fiscal year 2003. In exercising its responsibilities for nominating candidates for election as directors, the Corporate Governance and Nominating Committee will consider persons recommended by stockholders. Stockholder recommendations should be submitted to our General Counsel at 3930 Pender Drive, Fairfax, Virginia 22030, and they will be forwarded to the Corporate Governance and Nominating Committee members for consideration. The Corporate Governance and Nominating Committee consists of James Gauer (Chairman), Gary Fernandes and Jerry Jasinowski, who are, in the opinion of the Board of Directors, independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards for the Nasdaq National Market.

      Special Litigation Committee. The Special Litigation Committee has full authority to review, approve or reject proposals to settle on behalf of webMethods the purported class action lawsuit filed in November 2001 against webMethods, several of its executive officers at the time of our initial public offering and the managing underwriters of our initial public offering. That action has been consolidated as part of In Re Initial Public Offering Securities Litigation in the US District Court for the Southern District of New York. The members of the Special Litigation Committee are Betsy Atkins and Jerry Jasinowski, who were neither officers nor directors of webMethods or Active Software (which webMethods acquired in August 2000) at the time of their respective initial public offerings. The Special Litigation Committee met informally during fiscal year 2003 and completed its functions in July 2003.

Compensation Committee Interlocks and Insider Participation

      None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or compensation committee.

Director Compensation

      Directors currently do not receive any cash compensation from webMethods for their services as members of the Board of Directors, although members are reimbursed for expenses in connection with attendance at Board of Directors and committee meetings. Directors are eligible to participate in our stock option plan approved by our stockholders, and directors usually receive an initial option grant covering 55,188 shares with the exercise price equal to fair market value on or about the date they first are elected to the Board, which options generally vest ratably in monthly increments over three years from the option grant date. Beginning in our fiscal year 2003, all directors elected at the 2002 annual meeting of stockholders or continuing to serve at the time of the 2002 annual meeting of stockholders received a subsequent option grant covering 15,000 shares with the exercise price equal to fair market value on the date of the 2002 annual meeting of stockholders, which options vest ratably in monthly increments over twelve months from the option grant date. In December 2002 following his appointment to the Board of Directors, Gary Fernandes received a stock option grant covering 66,438 shares at then-current fair market value comprised of an option covering 55,188 shares that vests ratably over three years from the option grant date and an option covering 11,250 shares that vests ratably over nine months from the option grant date.

Required Vote

      The nominees must be approved by the plurality of votes of the shares present in person or by proxy at the meeting to be elected as directors. Abstentions or broker non-votes will not be counted as voted for or against any nominee or director.

The Board recommends a vote “FOR” the election of

each nominee to serve as a director of webMethods.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee has selected PricewaterhouseCoopers LLP as our independent public accountants to perform the audit of our financial statements for the year ending March 31, 2004, and the stockholders are being asked to ratify this selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions.

      The following is a summary of fees billed by our principal independent public accountants, PricewaterhouseCoopers, LLP, for audit and other professional services during our fiscal years 2002 and 2003:

	Fiscal Year 2002	Fiscal Year 2003

AUDIT FEES: consists of fees for audit of consolidated financial statements and review of interim financial statements, fees billed in relation to required statutory audits of certain foreign subsidiaries fees for assistance with SEC filings	$454,067	$457,694
AUDIT RELATED FEES: consists of fees billed in relation to audit of 401(k) plan	42,718	26,103
TAX FEES: consists of fees billed in relation to preparation and review of income tax returns and advice on tax matters	199,000	263,426
ALL OTHER FEES: consists of fees billed in relation to assistance with certain foreign regulatory filings and license fee for on-line financial reporting and assurance literature	35,847	78,799

TOTAL FEES	$731,632	$826,022

      The Audit Committee of the Board of Directors has determined that the provision of services by PricewaterhouseCoopers LLP in the category “All Other Fees” was compatible with maintaining their independence.

      Commencing on May 1, 2003 the Audit Committee of the Board of Directors must approve any proposed engagement of webMethods’ principal independent public accountants before they are engaged by webMethods or its subsidiaries to provide audit or non-audit services. A limited exception to that pre-approval requirement exists when such services were not recognized by webMethods at the time of engagement to be non-audit services, the aggregate amount of such services constitutes no more than five percent of the total amount of revenue paid by webMethods to its independent public accountants during that fiscal year and such services are promptly brought to the attention of the Audit Committee and are approved prior to the completion of the audit.

      The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote on the proposal will be required to approve the ratification of PricewaterhouseCoopers LLP as our independent public accountants for the year ending March 31, 2004. Abstentions and broker non-votes will have no effect on the voting results on this matter. If our stockholders fail to ratify the appointment, the Audit Committee and Board will consider it a direction to select other public accountants for the fiscal year ending March 31, 2004 and subsequent years. Even if the selection is ratified, the Audit Committee and Board, in their discretion, may select a new independent accounting firm at any time during the year if they feel that such a change would be in the best interest of webMethods and its stockholders.

The Board recommends a vote “FOR” the ratification

of the selection of PricewaterhouseCoopers LLP.

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

      The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any filing by webMethods under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      The Audit Committee selects and oversees the independent accountants for webMethods, and assists the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting and related legal compliance matters. The Audit Committee during webMethods’ fiscal year ended March 31, 2003 was comprised of Jerry Jasinowski (who served as Chairman), James Gauer and Gene Riechers. In May 2003, the Board added Gary Fernandes as a member of the Audit Committee. The Board of Directors determined in July 2003 that each of the members of the Audit Committee satisfies the definition of independent director, as defined in the National Association of Securities Dealers’ listing standards then in effect and proposed NASD Rule 4200(a)(15). During webMethods’ fiscal year 2003, the Audit Committee was governed by a written charter adopted in 2000 and included in webMethods’ proxy statement for its annual meeting of stockholders held on August 15, 2000. The Audit Committee charter was amended and restated in July 2003, and a copy is attached as Appendix A to this proxy statement; the current form of the Audit Committee charter also is posted on webMethods’ corporate governance web page on webMethods’ web site at www.webMethods.com.

      Management has the primary responsibility for webMethods’ financial statements and its reporting processes, including its systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed consolidated audited financial statements of webMethods for the fiscal year ended March 31, 2003 and discussed those financial statements with management and with PricewaterhouseCoopers LLP, independent accountants to webMethods for that fiscal year. The Audit Committee also discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in financial statements for webMethods’ 2003 fiscal year.

      The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be disclosed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from webMethods and its related entities), and discussed with PricewaterhouseCoopers LLP their independence from webMethods.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors including webMethods’ audited financial statements for the fiscal year ended March 31, 2003 in the Annual Report of webMethods on Form 10-K for that fiscal year, for filing with the SEC. The Audit Committee also selected PricewaterhouseCoopers LLP as webMethods independent accountants for the fiscal year ending March 31, 2004, subject to ratification by the stockholders of webMethods.

Dated: June 13, 2003

Audit Committee

Jerry J. Jasinowski, Chairman

James P. Gauer

Gene Riechers

Gary J. Fernandes (1)

(1)	Mr. Fernandes has served as a member of the Audit Committee since May 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table contains information regarding the beneficial ownership of webMethods common stock as of July 10, 2003 by:

•	each person known by webMethods to own beneficially more than five percent (5%) of its common stock;

•	each director or nominee for election as a director of webMethods;

•	each of the executive officers named in the Summary Compensation Table in this proxy statement; and

•	all current directors and executive officers of webMethods as a group.

      Under the rules of the Securities and Exchange Commission, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable under stock options that are exercisable within sixty (60) days of July 10, 2003. Those shares issuable under stock options are deemed outstanding for computing the percentage of each person holding options but are not deemed outstanding for computing the percentage of any other person. The percentage of beneficial ownership for the following table is based upon 52,009,227 shares of common stock outstanding as of July 10, 2003.

      Unless otherwise indicated, the address for each listed stockholder is: c/o webMethods, Inc., 3930 Pender Drive, Fairfax, Virginia 22030. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting power and investment power with respect to all shares of common stock.

	Shares
	Beneficially Owned

Name of Beneficial Owner	Number	Percent

Putnam LLC(1)	6,066,275	11.7%
Berger Omni Investment Trust(2)	3,750,000	7.2
Franklin Resources, Inc.(3)	3,343,753	6.4
Phillip Merrick(4)	2,703,763	5.2
Betsy Atkins(5)	36,195	*
Gary J. Fernandes (6)	25,047	*
James P. Gauer(7)	125,856	*
R. James Green(8)	870,903	1.7
William A. Halter	0	*
Jerry J. Jasinowski(9)	55,458	*
Jack L. Lewis(10)	934,130	1.8
Gene Riechers(11)	114,313	*
Robert Vasan(12)	15,000	*
David Mitchell(13)	465,711	*
Mary Dridi(14)	398,168	*
Tom Erickson(15)	223,898	*
Donna Angiulo(16)	99,521	*
All executive officers and directors and nominees as a group (16 persons)(17)	6,633,134	12.1

*	Less than one percent.

(1)	Based solely upon a Schedule 13G dated February 5, 2003, which provides information on voting and investment power. The principal address of Putnam LLC is 1 Post Office Square, Boston, Massachusetts 02109.

(2)	Based solely upon a Schedule 13G dated March 14, 2003, which provides information on voting and investment power. The principal address of Berger Omni Investment Trust is 210 University Blvd., Suite 800, Denver, Colorado 80206.

(3)	Based solely upon a Schedule 13G dated February 12, 2003, which provides information on voting and investment power. The principal address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403.

(4)	Includes 933,077 shares held jointly with his spouse, 1,464,365 shares held by a trust and 306,321 shares subject to option exercise within 60 days of July 10, 2003.

(5)	Includes 36,195 shares subject to option exercise within 60 days of July 10, 2003.

(6)	Includes 25,047 shares subject to option exercise within 60 days of July 10, 2003.

(7)	Includes 80,728 shares subject to option exercise within 60 days of July 10, 2003.

(8)	Includes 439,855 shares held by a family trust and 431,048 shares subject to option exercise within 60 days of July 10, 2003.

(9)	Includes 54,858 shares subject to option exercise within 60 days of July 10, 2003.

(10)	Includes (a) 24,198 shares subject to option exercise within 60 days of July 10, 2003, (b) 641,850 shares held by The Merrick Children’s Irrevocable Trust, of which Mr. Lewis is trustee, (c) 60,000 shares held of record by various trusts for which his spouse is trustee and (d) 208,082 shares held by a family trust for which Mr. Lewis is trustee. Mr. Lewis disclaims beneficial ownership of shares held by The Merrick Children’s Irrevocable Trust and the trusts for which his spouse is trustee.

(11)	Includes 70,188 shares subject to option exercise within 60 days of July 10, 2003.

(12)	Includes 15,000 shares subject to option exercise within 60 days of July 10, 2003.

(13)	Includes 321,210 shares subject to option exercise within 60 days of July 10, 2003.

(14)	Includes 4,598 shares held by two trusts for which Ms. Dridi is trustee and 376,650 shares subject to option exercise within 60 days of July 10, 2003.

(15)	Includes 223,458 shares subject to option exercise within 60 days of July 10, 2003.

(16)	Includes 98,975 shares subject to option exercise within 60 days of July 10, 2003.

(17)	Includes shares beneficially owned by current directors, nominees and executive officers as a group, as reported above, and 2,628,186 shares subject to options exercisable within 60 days of July 10, 2003 held by current directors, nominees and executive officers as a group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required to furnish us with copies of all Section 16(a) forms that they file. During our fiscal year 2003, two executive officers, Donna Angiulo and Tom Erickson, reported a stock option grant made on December 11, 2002 on a Form 4 filed on January 7, 2003. We believe that all directors and executive officers of webMethods subject to Section 16(a) reporting are current in their reporting obligations thereunder.

EXECUTIVE COMPENSATION

      The following table sets forth compensation information for the fiscal year ended March 31, 2003 paid by us for services by our Chief Executive Officer, and our four other highest-paid executive officers, collectively referred to as the Named Officers.

SUMMARY COMPENSATION TABLE

						Long Term
						Compensation
		Annual Compensation				Awards

	Year			Other		Securities
	Ended			Annual		Underlying		All Other
Name and Principal Position	March 31	Salary($)(1)	Bonus($)(1)	Compensation($)(1)(2)		Options/SARs		Compensation($)

Phillip Merrick	2003	$187,250	$23,406	—		38,000	(3)	$2,045	(4)
Chairman and CEO	2002	187,262	70,219	—		350,000		—
	2001	182,158	66,147	—		0		1,989	(5)
Tom Erickson	2003	$131,800	$282,039	$118,212	(6)	109,000		—
Senior Vice President,	2002	131,800	85,938	118,200	(6)	225,000	(7)	—
International	2001	114,396	181,938	98,853	(6)	225,000	(8)	—
David Mitchell	2003	$250,013	$92,944	—		36,000		—
President and COO	2002	149,812	64,602	—		340,000		—
	2001	145,729	163,626	—		0		$3,691	(9)
Donna Angiulo	2003	$179,179	$76,542	—		38,000		—
Senior Vice President	2002	170,012	32,012	—		105,000	(10)	—
	2001	27,137	0	—		45,000		$87	(11)
Mary Dridi	2003	$149,812	$73,833	—		34,500		—
Chief Financial Officer and	2002	149,812	35,111	—		200,000		—
Executive Vice President	2001	145,729	85,798	—		0		$178	(12)

(1)	All amounts paid in foreign currency are converted into US Dollars using the exchange rate in effect at the end of the fiscal year.

(2)	In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Officers which are available generally to all salaried employees of webMethods, and certain perquisites and other personal benefits received by the Named Officers which do not exceed the lesser of either $50,000 or 10% of any such Officer’s salary and bonus disclosed in this table.

(3)	Does not include an option grant of 15,000 made to each member of the Board of Directors in August 2002 as consideration for service as a director during the following twelve months.

(4)	Consists of payment of taxable group life insurance policy premium.

(5)	Consists of payment of $1,774 for disability insurance premium and $215 for taxable group term life insurance policy premium.

(6)	Consists principally of cost-of-living adjustment connected to location abroad and housing and automobile allowances. In fiscal year 2003, housing allowance was $96,000, cost-of living adjustment was $13,812 and auto allowance was $8,400. In fiscal year 2002, housing allowance was $96,000, cost-of-living adjustment was $13,800 and auto allowance was $8,400. In fiscal year 2001, housing allowance was $82,581, cost-of-living adjustment was $11,871, auto allowance was $7,226 and $164 was taxable group term life insurance policy premium.

(7)	Consists of stock options granted in stock option exchange program during fiscal year 2002.

(8)	Stock options were granted in fiscal year 2001 and canceled in stock option exchange program during fiscal year 2002.

(9)	Consists of payment of $171 for taxable group term life insurance policy premium and $3,520 for fees relating to financial advice.

(10)	Consists of 50,000 stock options granted in stock option exchange program during fiscal year 2002 and 75,000 addition stock options granted.

(11)	Consists of payment for taxable group term life insurance policy premium.

(12)	Consists of payment for taxable group term life insurance policy premium.

OPTION GRANTS IN FISCAL YEAR 2003

      The following table sets forth each grant of stock options during fiscal year 2003 to each of the Named Officers. No stock appreciation rights were granted during the fiscal year. The options listed in the table have a term of ten years and vest as described in the notes to the table.

      The percentage numbers are based on options to purchase a total of 3,606,974 shares of our common stock granted to eligible participants under our stock option plan during fiscal year 2003. The exercise price of each option was equal to the fair market value of our common stock as valued by the Compensation Committee of our Board of Directors on the option grant date. The exercise price may be paid in cash or by such other means as are specified in the stock option agreement relating to the grant. The holder of the option is responsible for payment of any federal and state income tax liability incurred by the holder in connection with such exercise.

      The potential realizable value is calculated based on a ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed because of Securities and Exchange Commission rules and does not represent our prediction of our stock price performance. These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date, based upon the market value of our common stock on the option grant date.

	Individual Grants
						Potential Realizable Value
	Number of		% of Total			at Assumed Annual Rates
	Securities		Options			of Stock Price Appreciation
	Underlying		Granted in			for Option Term
	Options		Fiscal	Exercise Price
Name	Granted		Year 2003	($/Share)	Expiration Date	5%	10%

Phillip Merrick	15,000	(1)	0.44	8.85	Aug. 28, 2012	$83,486	$211,569
	38,000	(2)	1.12	8.65	Jan. 1, 2013	206,646	523,641
Tom Erickson	100,000	(3)	2.94	11.40	May 2, 2012	716,940	1,816,866
	9,000	(2)	0.27	7.47	Dec. 10, 2012	42,281	107,147
David Mitchell	36,000	(2)	1.06	8.65	Jan. 1, 2013	195,770	496,081
Donna Angiulo	30,000	(3)	0.88	13.99	Apr. 23, 2012	263,947	668,894
	8,000	(2)	0.23	7.47	Dec. 10, 2012	37,583	95,242
Mary Dridi	34,500	(2)	1.02	8.65	Jan. 1, 2013	187,613	475,411

(1)	Option was granted as consideration for service as a member of the Board of Directors. Vesting occurs ratably over the twelve months following the option grant date.

(2)	Option was granted under webMethods’ annual performance grant program, with vesting occurring ratably over the 48 months following the option grant date.

(3)	Vesting of option occurs ratably over the 48 months following the option grant date.

OPTION EXERCISES IN FISCAL YEAR 2003

      The following table sets forth information on the stock options exercised by each of the Named Officers during fiscal year 2003 and the number and value of securities underlying unexercised options that are held by each of them as of March 31, 2003. The value of unexercised in-the-money options at March 31, 2003 has been calculated on the basis of $9.13 per share, the closing price quoted on the

Nasdaq National Market for webMethods common stock on March 31, 2003, less the applicable exercise price per share, multiplied by the number of shares underlying the options.

			Number of Shares
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
			March 31, 2003		March 31, 2003
	Shares Acquired	Value
Name	on Exercise	Realized(1)	Vested	Unvested	Vested	Unvested

Phillip Merrick	0	0	245,702	280,643	$777,401	$19,230
Tom Erickson	0	0	180,958	153,042	1,245	13,695
David Mitchell	106,791	$666,280	257,486	211,168	720	16,560
Donna Angiulo	0	0	74,725	113,275	1,106	12,174
Mary Dridi	13,000	107,988	322,007	177,978	1,284,258	111,633

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

      None of the Named Officers has an employment agreement with webMethods. These officers may resign, or we may terminate their employment, at any time. Each of Phillip Merrick, Tom Erickson, David Mitchell and Mary Dridi is party to an agreement with us under which he or she may continue to receive base salary and benefits after his or her resignation or termination. We are obligated to make payments if any of them is terminated without cause (as defined by the agreement) or resigns for certain reasons, including, in the event of a change in control of webMethods, the Named Officer ceasing to be an executive officer of webMethods or a reduction or change in the Named Officer’s duties within two years of the change in control. Our obligation to make payments ceases upon the earlier of one year from the date of termination or resignation or when the Named Officer commences full-time employment with another employer.

      Stock options granted to employees (including our Named Officers) under webMethods’ Stock Option Plan generally provide for accelerated vesting if, within one year after a change of control of webMethods, there is either a termination of the participant’s employment other than for cause (as defined in the agreement) or a voluntary termination by participant of employment within 90 days after good reason (as defined in the agreement) first exists. For purposes of that provision, a “change of control” occurs if (i) a person or group acquires direct or indirect ownership of not less than a majority of our then-outstanding voting securities, (ii) our stockholders approve a merger or consolidation involving webMethods and resulting in a change of ownership of a majority of the then-outstanding shares of our voting securities or (iii) our stockholders approve a plan of liquidation or dissolution of webMethods or the sale or disposition of all or substantially all of our assets.

REPORT OF THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS

      The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any filing by webMethods under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      The Compensation Committee of webMethods’ Board of Directors determines the compensation of webMethods’ executive officers. The Compensation Committee is composed entirely of directors who are not, and have never been, officers or employees of webMethods, and its members are designated by the Board of Directors. Current members of the Compensation Committee are Gene Riechers (Chairman), Betsy Atkins and Robert Vasan. Ms. Atkins is not seeking re-election as a director. Her successor on the Compensation Committee has not yet been determined.

      The following report summarizes the philosophies and methods that the Compensation Committee uses to establish and administer webMethods’ executive compensation programs.

Compensation Philosophy

      webMethods’ executive compensation programs are designed to attract and retain qualified executives and allow webMethods flexibility to respond to changes in its business environment. webMethods believes that achievement in its competitive and rapidly changing business environment is enhanced by the coordinated efforts of all individuals working toward common objectives. The goals of webMethods’ compensation programs are to align compensation with webMethods’ business objectives and performance, to foster teamwork and to enable webMethods to attract, retain and reward employees who contribute to webMethods’ long-term success.

      During fiscal year 2002, management, with the assistance of a leading independent compensation consultant, developed recommendations regarding the design of broad-based compensation programs and executive compensation programs. Following modifications suggested by the Compensation Committee, the Compensation Committee approved the principles and policies of those programs and the compensation levels and implementation of compensation programs for executive officers. During fiscal year 2003, the Compensation Committee reviewed and affirmed these principles and policies, and approved the compensation levels and the compensation programs for executive officers.

Compensation Components

      Each executive officer’s compensation package is comprised of three components: base salary, bonus and stock-based incentive awards. The summary below describes each of these components and the factors considered by the Compensation Committee in determining awards under each.

      Base salary. Base salary reflects individual performance and personal expertise. The level of base salary is based primarily upon the individual qualifications and relevant experience of each officer, the strategic goals for which the officer has primary responsibility, the compensation levels at similar companies and, based on market comparisons, the incentives necessary to attract and retain qualified management. Base salaries are adjusted as needed each year to allow webMethods to maintain a competitive compensation structure.

      Bonus. Bonuses are tied to the achievement of certain performance standards or to reward outstanding service or achievement, are paid in cash and are variable in amounts. Cash bonuses are awarded on a discretionary basis based on achievement of departmental team goals and company-wide goals.

      Stock-based incentive awards. Stock-based incentive awards are designed to align the interests of the executive officers with that of the stockholders. Officers are awarded options to purchase shares of webMethods common stock under webMethods’ Stock Option Plan, which has been approved by our stockholders. The Compensation Committee considers the officer’s position with webMethods, his or her responsibilities and performance and the practices at similar companies, as well as the officer’s existing level of equity ownership in webMethods. Each option grant allows an officer to acquire shares of webMethods common stock over a period of time, generally ten years, at a fixed price per share, which is the fair market value of a share of common stock on the date of the grant. Options granted during fiscal year 2003 to new hires typically vest at the rate of 25% on the first anniversary of the option grant date and in equal monthly installments thereafter over a three-year period, so long as the officer continues to be employed by webMethods, and options granted for promotions or under the annual performance grant program typically vest ratably over the first 48 months following the option grant date.

Compensation of the Chief Executive Officer

      Phillip Merrick has been webMethods’ Chief Executive Officer since its inception in June 1996. His base salary and bonus for the year ended March 31, 2003 were $187,262 and $23,406, respectively. This represented the same base salary as paid in the year ended March 31, 2002, and a decrease in bonus of approximately 67% from the bonus paid to him in the year ended March 31, 2002. Bonus is generally determined on a quarterly basis, and the decrease in Mr. Merrick’s bonus is primarily attributable to his absence, due to sabbatical leave, during webMethods’ third fiscal quarter. Mr. Merrick received a grant of stock options under webMethods’ Stock Option Plan covering 15,000 shares on August 28, 2002, when all directors elected at the 2002 annual meeting of stockholders or continuing to serve at the time of the 2002 annual meeting of stockholders received an option grant covering 15,000 shares with the exercise price equal to fair market value on the date of the 2002 annual meeting of stockholders, which options vest ratably over the twelve months following the option grant date. In addition, Mr. Merrick received a grant of stock options under webMethods’ Stock Option Plan covering 38,000 shares on January 3, 2003 in connection with the implementation of the stock-based annual performance grant program for executive officers. The exercise price of that option was fair market value of webMethods’ common stock on the option grant date, and that option vests ratably over 48 months following the option grant date. The Compensation Committee evaluates a number of factors to determine the compensation received by Mr. Merrick, including information from a leading independent compensation consultant, salaries and stock-based incentives for chief executive officers of similar companies, the achievement of team-based goals and webMethods’ performance.

Deductibility of Executive Compensation

      The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code under the Omnibus Budget Reconciliation Act of 1993, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the Chief Executive Officer and the four other highly compensated executive officers, respectively, unless such compensation meets the requirements for a “performance-based” exception to Section 162(m). The Compensation Committee believes that, because the cash compensation paid to webMethods’ executive officers is expected to be below $1.0 million and the stock options granted to them will meet the requirements for performance-based exceptions, Section 162(m) will not affect the tax deductions available to webMethods with respect to the compensation of its executive officers. The Compensation Committee tries, to the extent reasonable, to qualify its executive officers’ compensation for deductibility under applicable tax laws. However, webMethods may pay non-deductible compensation to its executive officers from time to time.

Dated: July 7, 2003

Compensation Committee

Gene Riechers (Chairman)

Betsy Atkins

Robert Vasan

STOCK PRICE PERFORMANCE GRAPH

The following graph and related information shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any filing by webMethods under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      The following graph compares the cumulative total stockholder return data for webMethods’ common stock since February 11, 2000 (the date on which our common stock was first registered under Section 12 of the Securities Exchange Act of 1934 and traded in the public markets) to the cumulative return over such period of the Nasdaq Composite Index and Standard & Poor’s Information Technology and Service Index. The graph assumes that $100 was invested on February 11, 2000, in each of our common stock, the Nasdaq Composite Index and Standard & Poor’s Information Technology Index. The graph further assumes that such amount was initially invested in the common stock of webMethods at a price of $35 per share, the price at which the common stock was first offered to the public on the date our stock first traded in the public markets. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Since April 1, 2002, we have not been a party to any transaction or series of transactions involving $60,000 or more and in which any director, executive officer or holder of more than 5% of our capital stock had a material interest other than those described below. Upon the completion of our initial public offering in February 2000, we instituted policies requiring that any transactions, including loans, between us and any of our officers, directors, principal stockholders or affiliates of any of these parties be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors serving on the Board. In fiscal year 2003, we prohibited loans between webMethods and any of our executive officers, directors or principal stockholders and mandated that any transactions, including loans, between webMethods and any of our officers, directors, principal stockholders or affiliates of any of these parties be approved by our Audit Committee. In addition, these transactions must be on terms no less favorable to us than could be obtained from an unaffiliated party.

•	Jack L. Lewis, a member of the Board of Directors, is affiliated with a professional corporation that is a member of Shaw Pittman LLP, our external legal counsel.

•	We granted options to all directors elected at the 2002 annual meeting of stockholders or continuing to serve at the time of the 2002 annual meeting of stockholders. These directors received an option grant covering 15,000 shares with the exercise price equal to the fair market value on the date of the 2002 annual meeting of stockholders, which options vest ratably over the twelve months following the option grant date.

•	We granted Gary Fernandes stock options following his appointment to the Board of Directors in December 2002 covering 66,438 shares at the then-current fair market value, comprised of an option covering 55,188 shares that vests ratably over a three-year period and an option covering 11,250 shares that vests ratably over a nine-month period.

•	We granted stock options to our executive officers during fiscal year 2003 under webMethods’ Stock Option Plan that has been approved by our stockholders. See “Executive Compensation” and “Option Grants in Fiscal Year 2003” for more information about option grants to our executive officers.

•	During fiscal year 2003, webMethods incurred royalty expense of $1,168,000 to a private company in which webMethods holds an equity position, excluding conversion of debt, of less than 4% and with which webMethods shares a common Board member.

      We have entered into indemnification agreements with each of our directors and certain of our executive officers. In these agreements, among other things, we agree to indemnify those persons for expenses, such as attorneys’ fees, judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by us arising out of that person’s services as a director or executive officer of webMethods or any of its subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

      Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed envelope so that your shares may be represented at the meeting.

By Order of the Board of Directors

Douglas W. McNitt
Secretary

July 29, 2003

Fairfax, Virginia

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF WEBMETHODS, INC.

I.     PURPOSE

      The Audit Committee (the “Committee”) is appointed by the Board of Directors of webMethods, Inc. (the “Corporation”). The primary function of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting and related legal compliance matters. In furtherance of that purpose, the Committee shall:

•	appoint Independent Accountants (as defined below) for the Corporation and monitor the independence, qualifications and performance of the Independent Accountants;

•	review the quality and integrity of the Corporation’s financial statements and other financial information provided by the Corporation to its stockholders, the public or the SEC;

•	oversee management’s conduct of the Corporation’s financial reporting process and systems of internal accounting, financial and disclosure controls;

•	assist Board of Director oversight of the Corporation’s compliance with related legal and regulatory requirements; and

•	provide an open channel of communication among the Independent Accountants, management and employees of the Corporation and its subsidiaries, counsel, any internal audit group and the Board of Directors.

      Section IV of this Charter sets forth the primary duties and responsibilities of the Committee. The Committee may, in its discretion, also review reports from management on other finance, legal or administrative issues as the Committee deems appropriate or necessary.

      While acting within the scope of its responsibilities, the Committee shall have all of the authority of the Board of Directors. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall have unrestricted access to member of management, other employees of the Corporation and its subsidiaries and the Independent Accountants as necessary to carry out its responsibilities. The Committee shall also have unrestricted access to all information relevant to the carrying out of its responsibilities. The Committee shall have the power to retain, at the expense of the Corporation, independent legal, accounting or other advisers appropriate or necessary, in the discretion of the Committee, to carry out its responsibilities, and shall have the authority to approve the fees payable to such advisers and any other terms of retention.

II.     COMPOSITION

      The Committee shall be composed of three or more members as determined by the Board of Directors from time to time. No person who is not an Independent Director (as defined below) shall be eligible to serve on the Committee, and no member of the Committee shall accept any consulting, advisory or other compensatory fee from the Corporation other than in connection with serving on the Committee or as a member of the Board of Directors. All members of the Committee shall have a practical knowledge of finance and accounting and shall be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and statement of cash flows, and at least one member of the Committee shall be an “audit committee financial expert,” as defined by the SEC.

      No member of the Committee shall simultaneously serve on the audit committee of more than three public companies, including the Corporation, unless the Board of Directors has made a determination that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

      The members of the Committee shall be elected by the Board at the annual meeting of the Board and shall serve until their successors shall be duly elected and qualified or their earlier resignation, removal, or termination of service as a director. Unless a Chairman of the Committee is elected by the full Board of Directors, the members of the Committee may (but shall not be required to) designate a Chairman by majority vote of the full Committee membership.

III.     MEETINGS

      The Committee shall meet at least four times annually, and more frequently as circumstances dictate, and shall fix its own rules of procedure. The Committee may act by written consent in lieu of meeting, except as set forth below. As part of its duty to foster open communication, the Committee shall meet periodically with management, the head of any internal auditing group and the Corporation’s independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee shall meet with the independent accountants and management quarterly to review the Corporation’s financial statements consistent with the provisions of this Charter.

IV.     DUTIES AND RESPONSIBILITIES

      The Committee’s principal responsibility is one of oversight. Management of the Corporation is responsible for preparing the Corporation’s financial statements, and the Independent Accountants are responsible for auditing and/or reviewing the Corporation’s financial statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the work of the Independent Accountants. The Committee’s specific responsibilities are as follows:

          A.     Review Documents and the Corporation’s Periodic Reports

1.	The Committee shall review this Charter from time to time, but not less frequently than annually, as conditions dictate, and shall update this Charter as appropriate or necessary.

2.	The Committee shall review and discuss with the Independent Accountants and management the Corporation’s audited consolidated financial statements that are to be included in the Corporation’s annual report on Form 10-K and the Independent Accountants’ opinion with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application of such accounting principles.

3.	The Committee shall review and discuss with the Independent Accountants and management, and require the Independent Accountants to review, the Corporation’s interim consolidated financial statements to be included in the Corporation’s quarterly reports on Form 10-Q.

4.	The Committee shall review and discuss the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in any annual or quarterly report or other report or filing filed by the Corporation with the SEC.

5.	The Committee shall review with management the financial information to be disclosed in the Corporation’s earnings press releases, as well as additional financial information that management may provide in accordance with Regulation F-D. Such review may be general in nature and need not take place in advance of each earnings release or release of financial information, and a single member of the Committee may represent the entire Committee for purposes of this review.

          B.     Independent Accountants

1.	The Independent Accountants are ultimately accountable to the Committee, which shall select and appoint (subject to ratification by the stockholders of the Corporation, if applicable) and replace, when appropriate, the Independent Accountants.

2.	The Committee shall pre-approve all audit and non-audit services which may legally be provided by the Independent Accountants, including the fees or compensation and other terms of engagement in accordance with Section 10A of the Exchange Act and the rules and regulations of the SEC. The Committee may designate to one or more members of the Committee the authority to grant such pre-approvals.

3.	The Committee shall review, at least annually, the independence, qualifications and performance of the Independent Accountants and the performance of the lead audit partner. In conducting such review and evaluation, the Committee shall, at least annually, obtain and review:

•	information regarding any material issues raised by the most recent internal quality control review or regulatory or peer review of the Internal Accountants or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting on or more independent audits carried out by the Independent Accountants, and any steps taken to deal with any such issues, and

•	a written statement from the Independent Accountants delineating all relationships between the Independent Accountants and the Corporation, consistent with the Independence Standards Board, Standard No. 1, regarding relationships and services that may impact the objectivity and independence of the Independent Accountants, and other applicable standards.

•	a summary of services provided by the Independent Accountants to the Corporation and the related fees. The Committee shall discuss with the Independent Accountants any disclosed relationships or services that may impact the objectivity and independence of the Independent Accountants, and shall evaluate the performance of the Independent Accountants.

4.	The Committee shall (a) confer with the Independent Accountants concerning the scope of their examinations of the books and records of the Corporation and its subsidiaries, (b) review the scope, plan of work and procedures recommended by the Independent Accountants to be used by them for each audit of the consolidated financial statements of the Corporation, (c) review the results of each audit and interim financial review of the consolidated financial statements of the Corporation (including the Independent Accountants’ audit of the consolidated financial statements of the Corporation and accompanying footnotes), any significant changes required in the Independent Accountants’ audit plan or scope of such audit, any restrictions on the scope of the Independent Accountants’ activities or on their access to requested information, any material differences or disputes with management encountered during the course of the audit or review, any accounting adjustments that were noted or proposed by the Independent Accountants, but were passed (as immaterial or otherwise), any matters that were referred to the Independent Accountants’ national office relating to accounting policies and/or financial statement disclosure within the Corporation’s financial statements and, to the extent deemed appropriate, determine whether to request an opportunity to address such issues directly with a representative of such national office, any material management letter comments and management’s responses to recommendations made by the Independent Accountants in connection with the audit, any matters required to be discussed by Statement on Auditing Standards No. 61, as amended [Communications with Audit Committees] relating to the conduct of the audit) and any comments or recommendations of the Independent Accountants and (d) obtain from the Independent Accountants assurance that they have no conflict of interest with the Corporation under Section 10A(l) of the Securities Exchange Act of 1934, as amended.

5.	The Committee shall establish written hiring policies for current and former employees of the Independent Accountants, and shall monitor management’s compliance with such policies.

6.	The Committee shall consider, at least annually, whether, in order to assure continuing auditor independence, there should be regular rotation of the lead audit partner or the Independent Accountants.

7.	The Committee shall review the Independent Accountants’ ability to attest to and report on management’s assertion on its assessment of the effectiveness of the Corporation’s internal control structure and its financial reporting procedures in its Form 10-K, when applicable.

          C.     Financial Reporting Processes

1.	The Committee shall review and discuss (a) the existence of significant estimates and judgments underlying the consolidated financial statements of the Corporation, including the rationale behind those estimates as well as the details on material accruals and reserves and the Corporation’s accounting principles, (b) all critical accounting policies identified to the Committee by management or the Independent Accountants, (c) significant changes to the Corporation’s accounting principles and practices and (d) material questions of choice with respect to the appropriate accounting principles and practices to be used in the preparation of the Corporation’s consolidated financial statements.

2.	Review earnings releases and earnings guidance issued by the Corporation for the purpose of ensuring that such press releases and guidance properly disclose financial information presented in accordance with generally accepted accounting principles (“GAAP”) and, to the extent pro forma or non-GAAP information is included, adequately disclose how such pro forma or non-GAAP information differs from the comparable GAAP information and that such pro forma or non-GAAP information is not given undue prominence, and to ensure that such press releases and guidance do not otherwise provide misleading presentations of the Corporation’s results of operations or financial condition.

3.	The Committee shall inquire about and review with management all material off-balance sheet transactions, arrangements and obligations and other relationships of the Corporation with unconsolidated entities or other persons that may have a material current or future effect on financial condition, results of operations, liquidity, capital resources or significant components of revenue or expenses.

4.	The Committee shall review periodically and approve all related-party transactions, as defined by rules or regulations of the SEC or Nasdaq, involving the Corporation, as well as any transactions involving the Corporation and any other party in which the parties’ relationship could enable the negotiation of terms on other than an independent, arms’-length basis.

5.	In consultation with the Independent Accountants and any internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external.

6.	Establish regular and separate systems of reporting to the Committee by each of management, the Independent Accountants and any internal audit group regarding (a) any significant financial reporting issues and judgments made in connection with the preparation of the financial statements of the Corporation, including all alternative treatments of financial information with generally accepted accounting principles that have been discussed with the Corporation’s management, the ramification of the use of the alternative disclosures and treatments and the treatment preferred by the Independent Accountants, (b) the view of each as to appropriateness of such judgments and (c) any other matters that each of these groups believes should be discussed privately.

          D.     Internal Controls and Risk Assessment

1.	The Committee shall review annually, with management and the Independent Accountants, if deemed appropriate by the Committee (a) the internal audit budget, staffing and audit plan, (b) material findings of internal audit reviews and management’s response, including any significant changes required in the internal auditor’s audit plan or scope and any material difficulties or disputes with management encountered during the course of the audit and (c) the effectiveness of or weaknesses in the Corporation’s internal controls, including computerized information system controls and security, the overall control environment and accounting and financial controls.

2.	The Committee periodically shall consult with the Independent Accountants and obtain their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Corporation and its subsidiaries, and review the correction of controls deemed to be deficient.

3.	The Committee shall, in accordance with the Sarbanes-Oxley Act and rules and regulations adopted by the SEC or Nasdaq, establish and review procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of any concerns regarding questionable accounting or auditing matters.

4.	The Committee shall review major financial risk exposures and the guidelines and policies which management has implemented to govern the process of monitoring, controlling and reporting such exposures.

5.	The Committee shall review with the Independent Accountants, any internal auditing group and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Committee.

          E.     Compliance with Laws, Regulations and Policies

1.	The Committee shall review with management their monitoring of the Corporation’s compliance with applicable laws and regulations and ensure that the Corporation’s disclosure controls and procedures ensure that the Corporation’s consolidated financial statements, reports and other financial information disseminated to the SEC and the public satisfy legal requirements.

2.	The Committee shall periodically review the rules adopted by the SEC and the Nasdaq relating to the qualifications, activities, responsibilities and duties of audit committees and shall take, or recommend that the Board of Directors take, appropriate action to comply with such rules.

          F.     Reports

1.	The Committee shall report regularly to the Board of Directors concerning meetings of the Committee, any issues with respect to the quality or integrity of the Corporation’s financial statements, its compliance with legal and regulatory requirements, the performance and independence of the Independent Accountants and such other matters as are relevant to the Committee’s discharge of its responsibilities.

2.	The Committee shall prepare the report required by the SEC to be included in the Corporation’s annual proxy statement and any other Committee reports required by applicable securities laws or the rules or regulations of the SEC or Nasdaq, and shall review any disclosure in the Corporation’s annual proxy statement concerning the independence of its members and the Charter.

3.	The Committee shall include a copy of the Charter as an appendix to the Corporation’s annual proxy statement at least once every three years.

          G.     General

1.	The Committee shall periodically review and evaluate its powers, responsibilities and performance.

2.	The Committee shall perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

3.	The Committee shall obtain and make available to members educational resources related to accounting principles and procedures, current accounting topics pertinent to the Corporation or otherwise as requested by members of the Committee.

V.     DEFINITIONS

      When used herein, the following terms shall have the meanings set forth below:

•	“Audit Committee” means that certain committee of the Board established at a meeting of the Board held on February 17, 1999, having such attributes, duties and responsibilities as set forth in this Charter.

•	“Board” or “Board of Directors” means the Board of Directors of the Corporation.

•	“Charter” means this Charter of the Audit Committee of the Board of Directors of webMethods, Inc., as amended from time to time.

•	“Committee” means the Audit Committee.

•	“Corporation” means webMethods, Inc., a Delaware corporation.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	“Independent Accountants” mean an independent public accounting firm or registered public accounting firm that examines the financial statements of the Corporation in accordance with the rules and regulations of the SEC or the Public Company Accounting Oversight Board for the purpose of expressing an opinion on such statements.

•	“Independent Director” means a director of the Corporation that meets the criteria for independence for purposes of service as a member of the Committee as set forth from time to time on the Corporation’s Articles of Incorporation, the Exchange Act and the rules or regulations of the SEC, the NASD Manual and the rules and regulations of Nasdaq and any other laws or regulations applicable to the Corporation.

•	“Nasdaq” means the Nasdaq Stock Market, Inc., any successor entity or the principal self-regulatory organization on which the common stock of the Corporation is quoted or traded.

•	“SEC” means the U.S. Securities and Exchange Commission.

* * * * *

APPENDIX B

CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF WEBMETHODS, INC.

I.     PURPOSE

      The Compensation Committee (the “Committee”) is appointed by the Board of Directors of webMethods, Inc. (the “Corporation”). The primary function of the Committee is to discharge certain responsibilities of the Board of Directors relating to: (a) determining the compensation of the Chief Executive Officer (the “CEO”) of the Corporation; (b) together with the CEO, determining the compensation of the other executive officers of the Corporation; (c) implementing and administering the Corporation’s equity-based and incentive compensation plans; (d) making awards under the Corporation’s equity-based and incentive-compensation plans to employees, officers and directors of the Corporation; and (e) fulfilling the duties set forth below and such other responsibilities as may be delegated to the Committee by the Board from time to time. The goal of the Committee shall be to create and review the Corporation’s compensation programs to ensure the attraction, retention and appropriate reward of officers, to motivate their performance in the achievement of the Corporation’s business objectives, and to align the interests of officers with the long-term interests of the Corporation’s stockholders.

      Section IV of this Charter sets forth the primary duties and responsibilities of the Committee. While acting within the scope of its responsibilities, the Committee shall have all of the authority of the Board of Directors. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall have unrestricted access to member of management and other employees of the Corporation and its subsidiaries as necessary to carry out its responsibilities. The Committee shall also have unrestricted access to all information relevant to the carrying out of its responsibilities. In consultation with senior management, the Committee shall be authorized to access such external resources as the Committee deems necessary or appropriate to fulfill its defined responsibilities, including engagement of independent counsel, consultants and other professional advisors, as well as executive compensation consultants to help determine appropriate levels of executive compensation. The Committee shall have sole authority to approve fees, costs and other terms of engagement of such outside resources. Finally, the Committee shall have the authority to perform such other functions, and shall have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

II.     COMPOSITION

      The Committee shall be composed of two or more members as determined by the Board of Directors from time to time.

      No person who is not an Independent Director (as defined below) shall be eligible to serve on the Committee.

      The members of the Committee shall be elected by the Board at the annual meeting of the Board and shall serve until their successors shall be duly elected and qualified or their earlier resignation, removal, or termination of service as a director. Unless a Chairman of the Committee is elected by the full Board of Directors, the members of the Committee may (but shall not be required to) designate a Chairman by majority vote of the full Committee membership.

III.     MEETINGS

      The Committee shall meet at least annually, and more frequently as circumstances dictate, and shall fix its own rules of procedure. The Committee may act by written consent in lieu of meeting, except as set forth below. As part of its duty to foster open communication, the Committee shall meet periodically with management in separate executive sessions to discuss any matters that the Committee or members of management believe should be discussed privately.

IV.     DUTIES AND RESPONSIBILITIES

      The operation of the Committee will be subject to the provisions of the Articles of Incorporation and Bylaws of the Corporation, the Delaware General Corporation Law, and the rules and regulations promulgated by the SEC and Nasdaq or any other exchange on which the Corporation may be listed, each as in effect from time to time. The Committee will have the full power and authority to carry out the following primary duties and responsibilities or to delegate such power and authority to one or more subcommittees of the Committee:

          A.     CEO Compensation

1.	The Committee shall review and approve on an annual basis the corporate goals and objectives with respect to compensation of the CEO.

2.	The Committee shall evaluate, at least once per year, the CEO’s performance in light of the established goals and objectives.

3.	The Committee shall approve, based upon the evaluation, the CEO’s annual compensation, including salary, bonus, and long-term incentive or equity-based compensation.

          B.     Other Executive Officer Compensation

1.	The Committee shall, together with the CEO, review, at least once per year, the evaluation process and compensation structure for the Corporation’s executive officers other than the CEO.

2.	The Committee shall, together with the CEO, evaluate, at least once per year, the performance of the Corporation’s executive officers other than the CEO.

3.	Based on the evaluation, the Committee, together with the CEO, shall approve, at least once per year, the annual compensation, including salary, bonus, incentive and equity-based compensation for the Corporation’s executive officers other than the CEO.

          C.     Equity-Based and Incentive Compensation Plans

1.	The Committee shall review the Corporation’s equity-based and incentive compensation plans and recommending changes in such plans to the Board of Directors as necessary.

2.	The Committee shall approve all awards to any executive officer under the Corporation’s various equity-based and incentive compensation plans.

          D.     Reports

1.	The Committee shall prepare an annual report on executive compensation for inclusion in the Corporation’s annual proxy statement.

2.	The Committee shall provide to the Board of Directors a report on the Committee’s activities after each meeting of the Committee.

          E.     General

1.	The Committee shall review this Charter from time to time, but not less frequently than annually, as conditions dictate, and shall update this Charter as appropriate or necessary.

2.	The Committee shall periodically review and evaluate its powers, responsibilities and performance.

3.	The Committee shall perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

V.     DEFINITIONS

      When used herein, the following terms shall have the meanings set forth below:

•	“Compensation Committee” means that certain committee of the Board established at a meeting of the Board held on October 28, 1998, having such attributes, duties and responsibilities as set forth in this Charter.

•	“Board” or “Board of Directors” means the Board of Directors of the Corporation.

•	“Charter” means this Charter of the Compensation Committee of the Board of Directors of webMethods, Inc., as amended from time to time.

•	“Committee” means the Compensation Committee.

•	“Corporation” means webMethods, Inc., a Delaware corporation.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	“Independent Director” means a director of the Corporation that meets the criteria for independence for purposes of service as a member of the Committee as set forth from time to time on the Corporation’s Articles of Incorporation, the Exchange Act and the rules or regulations of the SEC, the NASD Manual and the rules and regulations of Nasdaq and any other laws or regulations applicable to the Corporation.

•	“Nasdaq” means the Nasdaq Stock Market, Inc., any successor entity or the principal self-regulatory organization on which the common stock of the Corporation is quoted or traded.

•	“SEC” means the U.S. Securities and Exchange Commission.

* * * * *

APPENDIX C

CHARTER OF THE

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS OF WEBMETHODS, INC.

I.     PURPOSE

      The Committee is appointed by the Board of Directors of the Corporation. The primary purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding Board composition and corporate governance. In furtherance of that purpose, the Committee shall:

•	review and make recommendations to the Board on matters concerning Board composition, evaluations and nominations, conflicts of interest, corporate governance, and related legal compliance matters;

•	monitor compliance with the Corporation’s Code of Ethics and other related legal and regulatory requirements; and

•	facilitate an open channel of communication for regular contact among the Chairman of the Board, other committee chairpersons, members of senior management and independent professional advisors to the Board and its various committees, as applicable.

      Section IV of this Charter sets forth the primary duties and responsibilities of the Committee. While acting within the scope of its responsibilities, the Committee shall have all of the authority of the Board of Directors. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall have unrestricted access to members of management and other employees of the Corporation and its subsidiaries as necessary to carry out its responsibilities. The Committee shall also have unrestricted access to all information relevant to the carrying out of its responsibilities. In consultation with senior management, the Committee shall be authorized to access such external resources as the Committee deems necessary or appropriate to fulfill its defined responsibilities, including engagement of independent counsel, consultants and other professional advisors, as well as executive search firms to help identify director candidates. The Committee shall have sole authority to approve fees, costs and other terms of engagement of such outside resources. Finally, the Committee shall have the authority to perform such other functions, and shall have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

II.     COMPOSITION

      The Committee shall be composed of two or more Members as determined by the Board of Directors from time to time.

      No person who is not an Independent Director shall be eligible to serve on the Committee.

      The members of the Committee shall be elected by the Board at the annual meeting of the Board and shall serve until their successors shall be duly elected and qualified or their earlier resignation, removal, or termination of service as a Director. Unless a chairperson of the Committee is elected by the full Board of Directors, the members of the Committee may (but shall not be required to) designate a chairperson of the Committee by majority vote of the full Committee membership.

III.     MEETINGS

      The Committee shall meet at least annually, and more frequently as circumstances dictate, and shall fix its own rules of procedure. The Committee may act by written consent in lieu of meeting. As part of its duty to foster open communication, the Committee shall meet periodically with management in separate executive sessions to discuss any matters that the Committee or members of management believe should be discussed privately.

IV.     DUTIES AND RESPONSIBILITIES

      The operation of the Committee will be subject to the provisions of the Articles of Incorporation and Bylaws of the Corporation, the Delaware General Corporation Law, and the rules and regulations promulgated by the SEC and the Nasdaq Stock Market or any other exchange on which the Corporation may be listed, each as in effect from time to time. The Committee will have the full power and authority to carry out the following primary duties and responsibilities or to delegate such power and authority to one or more subcommittees of the Committee:

          A.     Corporate Governance Principles

1.	The Committee shall develop a set of corporate governance principles to be applicable to the Corporation, periodically review and assess these principles and their application, and shall recommend any changes deemed appropriate to the Board for its consideration.

2.	The Committee shall obtain and make available educational resources relating to corporate governance principles and procedures, as well as current corporate governance topics pertinent to the Corporation or otherwise as requested by Members of the Board.

3.	The Committee shall institute a plan or program for the continuing education of Members of the Board.

          B.     Director Nominations

1.	The Committee, in consultation with the Chairman of the Board and the Chief Executive Officer where necessary or appropriate, shall have primary responsibility for establishing criteria for Board size, composition and structure.

2.	The Committee, in consultation with the Chairman of the Board and Chief Executive Officer where necessary or appropriate, shall have primary responsibility for establishing criteria for Board membership and identifying, evaluating, reviewing and recommending qualified candidates to serve on the Board, including consideration of any potential conflicts of interest as well as applicable independence and experience requirements.

3.	The Committee shall have primary responsibility for evaluating, reviewing and considering the recommendation for nomination of current Directors for reelection to the Board.

4.	The selection of nominees for director to be presented to the stockholders for election or reelection, the selection of new Directors to fill vacancies and newly created directorships on the Board, and the determination of which Directors are Independent Directors for the purposes hereunder shall be made by the full Board based on the recommendations of the Committee.

          C.     Board Committee Nominations

The Committee, in consultation with the Chairman of the Board and the Chief Executive Officer where necessary or appropriate, and after due consideration of the wishes, independence and experience of the individual Directors and independence and experience requirements in accordance with the Nasdaq Stock Market, the rules and regulations of the SEC and applicable law, shall recommend to the entire Board annually the chairmanship and membership of each committee.

          D.     Board Performance Evaluation

The Committee shall evaluate the Board’s performance as a whole with the goal of increasing the effectiveness of the Board and its relationship to management. The evaluation process, which shall occur as often as necessary or appropriate, shall include a survey by the Secretary of the Corporation of the individual views of all Directors, the results of which shall be shared with the full Board and with management.

          E.     Review and Evaluation of Management Succession and Development

1.	The Chief Executive Officer shall be responsible for developing and maintaining a process for advising the Committee on planning for executive management succession and development. The Committee shall meet annually with the Chief Executive Officer to review and approve the Chief Executive Officer’s plan for executive management succession and development, and provide an assessment of persons considered potential successors.

2.	Should an emergency occur which necessitates the succession of the Chief Executive Officer, the Committee, in consultation with each of the Independent Directors and the current Chief Executive Officer, if appropriate, shall identify and recommend to the Board the candidate for the new Chief Executive Officer.

          F.     Executive Sessions and the Lead Director Concept

1.	The non-management Directors shall meet in separate executive sessions at least twice annually, or as often as determined by a majority of the non-management Directors, and they may invite the Chairman of the Board or others, as they deem appropriate, to attend a portion of these sessions.

2.	When non-management Directors meet without the Chairman of the Board present, the chairperson of the Committee shall act as the chairperson of the meeting.

          G.     Committee Interaction with the Corporation’s Stakeholders

1.	It is senior management’s responsibility to speak for the Corporation with various stakeholders that are involved with the Corporation.

2.	Committee members, in consultation with the Chairman of the Board and the Chief Executive Officer, may, from time to time, meet or otherwise communicate with the Corporation’s various outside stakeholders, with the understanding that these Committee members will do so with the knowledge of senior management.

3.	The Committee shall have the primary responsibility for determining whether it shall consider suggestions by outside stakeholders, including unsolicited director nominations, and if so, shall establish appropriate procedures for stakeholders to submit suggestions.

          H.     Procedures for Information Dissemination

1.	The Committee shall oversee and review the processes and procedures used by the Corporation to provide information to the Board and its committees.

2.	The Committee should consider, among other factors, the reporting channels through which the Board and its committees receive information and the level of access to outside advisors where necessary or appropriate, as well as the procedures for providing accurate, relevant and appropriately detailed information to the Board and its committees on a timely basis.

3.	The Committee shall also consider and make recommendations to the Board regarding ways to enhance services to and improve communications and relations with outside stakeholders.

          I.     Code of Ethics

1.	The Committee shall have primary responsibility for evaluating, reviewing and recommending to the Board the Corporation’s Code of Ethics as it applies to Directors and the principal executive officers of the Corporation.

2.	The Committee shall ensure that the Code of Ethics includes such standards as are reasonably necessary to promote the ethical handling of conflicts of interest, full and fair disclosure and compliance with related laws, rules and regulations.

3.	The Committee shall ensure that management has established a system to enforce such a Code of Ethics that ensures its prompt and consistent enforcement, appropriate protection for persons reporting questionable behavior, clear and objective standards for compliance, and a fair process by which to determine violations.

4.	As it applies to Directors and the principal executive officers of the Corporation, the Committee shall have primary responsibility for evaluating, reviewing and recommending to the Board whether any infractions of the Code of Ethics have been committed, and whether any waiver thereunder should be granted.

          J.     Compliance with Laws, Regulations and Policies

1.	The Committee shall review with the Corporations’ legal counsel legal compliance maters, including securities trading practices, and any other legal matters that could have a significant, adverse impact on the Corporation’s business, financial condition or financial statements.

2.	The Committee shall periodically review the rules adopted by the SEC and the Nasdaq relating to the qualifications, activities, responsibilities and duties of committees of this nature, and shall take, or recommend that the Board of Directors take, appropriate action to comply with such rules.

3.	The Committee shall review this Charter from time to time, but not less frequently than annually, as conditions dictate, and shall recommend to the Board whether and how to update this Charter as appropriate or necessary.

          K.     Reports

1.	The Committee, through the chairperson of the Committee, shall report all material activities of the Committee to the Board from time to time, or whenever so requested by the Board.

2.	Minutes of each meeting will be kept and distributed to each member of the Committee, Members of the Board who are not members of the Committee and the Secretary of the Corporation.

          L.     General

1.	The Committee shall periodically review and evaluate its powers, responsibilities and performance.

2.	The Committee shall perform any other activities consistent with this Charter, the Corporation’s Articles of Incorporation and Bylaws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

V.     DEFINITIONS

      When used herein, the following terms shall have the meanings set forth below:

      “Board” or “Board of Directors” means the Board of Directors of the Corporation.

      “Charter” means the Charter of the Committee.

      “Committee” means that certain Corporate Governance and Nominating Committee of the Board having such attributes, duties and responsibilities as set forth in this Charter.

      “Code of Ethics” means the Code of Ethics applicable to the principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions of the Corporation.

      “Corporation” means webMethods, Inc., a Delaware corporation.

      “Exchange Act” means the Securities Exchange Act of 1934.

      “Independent Director” shall mean a director that is “independent” as such term is defined from time to time in the Corporation’s Articles of Incorporation, the Exchange Act and the rules and regulations of the SEC, the NASD Manual and other laws and regulations applicable to the Corporation.

      “Member” or “Director” means a member of the Board of Directors of the Corporation.

      “Nasdaq” or the “Nasdaq Stock Market” means the Nasdaq Stock Market, Inc., any successor entity or the principal self-regulatory organization on which the common stock of the Corporation is quoted or traded.

      “NASD Manual” means the NASD Manual and the rules and regulations of the Nasdaq Stock Market.

      “SEC” means the U.S. Securities and Exchange Commission.

* * * * *

APPENDIX D

WEBMETHODS, INC.

CODE OF ETHICS

Policy Statement:

      The Employee Handbook of webMethods, Inc. (the “Company”) includes a set of business values which guide all of our decisions and behavior. One of our values is that all employees are expected to conduct business according to the highest ethical standards of conduct. Our guiding principle is The Golden Rule: treating others as you would want them to treat you. Our personal conduct ensures that the Company’s name is always worthy of trust.

      In addition to our Employee Handbook, we have adopted the following Code of Ethics, which supplements our Employee Handbook and is deemed the “code of ethics” required by the Securities and Exchange Act of 1934 and the rules and regulations issued with the Securities and Exchange Commission (the “SEC”) there under and the rules and regulations of the Nasdaq Stock Market. The Code of Ethics is applicable to all directors, executive officers and employees of the Company.

      This Code of Ethics may be revised or supplemented from time to time to reflect changing laws and ethical standards. You are responsible for maintaining a working knowledge and understanding of this Code of Ethics and will be required to certify on an annual basis that you have read, understand and agree to comply with the most recent version of this Code of Ethics.

Ethics Policy:

      1. Honesty and Ethical Conduct; Conflicts of Interest. You will exhibit and promote the highest standards of ethical conduct by:

(a) encouraging and rewarding professional integrity in all aspects of the Company’s dealings by eliminating all inhibitions and barriers to responsible behavior, such as coercion, fear or alienation; and

(b) avoiding, to the extent possible, the appearance or occurrence of conflicts between what is in the best interests of the Company and what could result in material personal gain for you or your family. In the event you become aware of any such conflict, you should promptly report the same to the Company’s General Counsel and the chairman of the Corporate Governance and Nominating Committee of the Company’s Board of Directors.

      2. Public Disclosure. It is our policy that the information in our public communications reports, including our SEC filings, be full, fair, accurate, timely and understandable. You are responsible for acting in furtherance of this policy. In particular, those employees, executive officers and directors involved in our disclosure process are required to maintain familiarity with the disclosure requirements applicable to the Company and are prohibited from knowingly misrepresenting, omitting or causing others to omit, material facts about the Company to others, whether within or outside of the Company, including the Company’s independent auditor and outside counsel.

      3. Compliance with Applicable Laws, Rules and Regulations. It is the Company’s policy to comply with all applicable laws, rules and regulations. It is your personal responsibility to adhere to those standards and restrictions imposed by those laws, rules and regulations, and in particular, those relating to accounting and auditing matters.

      If you are unsure whether a situation violates any applicable law, rule or regulation, you should discuss the situation with your supervisor or the Company’s General Counsel to prevent possible problems at a later date. To encourage the reporting of violations, the Company will not allow retaliation for reports made in good faith.

D-1

Enforcement of the Code of Ethics:

      You should strive to identify and raise potential issues before they lead to problems, and should ask about the application of the Code of Ethics whenever in doubt. If you become aware of any existing or potential violation of this Code, you should notify the Company’s General Counsel. Any violation of this Code of Ethics may lead to disciplinary action which may include, without limitation, one or more of a warning or letter of reprimand, demotion, loss of merit increase, bonus or stock options, suspension without pay or termination of employment.

Initially Adopted: July 7, 2003

Last Revised: July 7, 2003

D-2

FORM OF PROXY

webMethods, Inc.
3930 Pender Drive
Fairfax, Virginia 22030

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David Mitchell, Mary Dridi, Doug McNitt or any of them, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock, $0.01 par value, of webMethods, Inc. (the “Company”) held of record by the undersigned on July 10, 2003, at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on August 26, 2003, and at any continuations, adjournments or postponements thereof.

     This Proxy, when properly executed and returned in a timely manner, will be voted at the meeting and any continuations or adjournments thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Director nominees, FOR Proposal 2 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF
WEBMETHODS, INC.

August 26, 2003

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONES ONLY)

Please call toll-free 1-800-PROXIES (1-800-776-9437) and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE VIA INTERNET

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number and the proxy card available when you access the web page.

YOUR CONTROL NUMBER IS       [                                                             ]

[x] Please mark votes as in this example.

The Board of Directors unanimously recommends that you vote FOR the Board of Director nominees and FOR Proposal 2.

1.	Election of Directors

[ ]	FOR all nominees listed below (except as marked to the contrary)

[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees:	R. James Green	FOR	AGAINST	ABSTAIN
		[ ]	[ ]	[ ]

	William A. Halter	FOR	AGAINST	ABSTAIN
		[ ]	[ ]	[ ]

	Robert Vasan	FOR	AGAINST	ABSTAIN
		[ ]	[ ]	[ ]

To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.

2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the year ending March 31, 2004
		FOR	AGAINST	ABSTAIN
		[ ]	[ ]	[ ]

               In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any continuations on adjournments thereof.

               This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a partnership, corporation or other legal entity, please print full partnership, corporate or entity name and indicate capacity of duly authorized person executing on behalf of it.

Signature:                                         Date:                , 2003

Signature:                                         Date:                , 2003

Please date and sign here exactly as your name appears hereon.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.